Exhibit 10.10

Escrow Agreement between SunTrust Bank and Chestatee Bancshares, Inc.



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                                ESCROW AGREEMENT

     This Escrow Agreement made effective 12-7-2001, by and among Chestatee Bancshares, Inc.(the "Company"), and SUNTRUST BANK, a Georgia banking corporation authorized to execute trust powers under the laws of the United States of America (the "Escrow Agent").

                              W I T N E S S E T H:
                               -------------------

     WHEREAS, the Company intends to raise $9,500,000.00 in capital by the sale of shares of common stock (the "Interests") at a price of $10.00 per share (the "Offering"). The Company is offering the Interests on a "best efforts" basis that permits subscribers to become holders of the Interests as their subscription agreements are accepted when $3,000,000.00 has been received by the Company; and

     WHEREAS, the Interests are being offered and sold to investors (the "Subscribers") by the directors and officers of the Company pursuant to an exemption from registration under the Securities Act of 1933, as amended, and pursuant to exemptions from registration under certain state securities laws.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1.       Deposits / Record-Keeping.
         -------------------------

     A. The Company shall deposit or cause to be deposited in escrow all subscription proceeds received from Subscribers (the "Escrowed Funds"). The Escrow Agent shall have no responsibility for subscription proceeds until those proceeds are actually received and clear through normal banking channels and become good funds. Checks should read: SunTrust Bank, N.A., Escrow Agent for Chestatee Bancshares, Inc.

     B. The Company shall deliver to the Escrow Agent, in a form acceptable to Escrow Agent, type-written evidence of names and addresses of the Subscribers, the number of Interests subscribed for by each Subscriber, the certified Tax ID number, the amounts received from each Subscriber, and such information as will enable the Escrow Agent to attribute to a particular Subscriber all subscription proceeds received by the Escrow Agent from the Company. It is agreed that delivery by the Company to the Escrow Agent of fully completed and signed Subscription Agreements, along with the checks, shall satisfy the foregoing requirement; provided, however, such shall not be the exclusive method for satisfying the foregoing requirement.

     C. Pursuant to 12 C.F.R. 330.4, the Escrow Agent shall expressly disclose, by way of specific reference on its deposit account records, that the deposit account in which Escrowed Funds are held, is held by the Escrow Agent as a fiduciary. The Escrow Agent's records will acknowledge that the Company is also acting in an agency capacity on behalf of the Subscribers pursuant to Securities and Exchange Commission Regulation 240.15c2-4. The Escrow Agent will take all necessary action to comply with the FDIC's deposit insurance regulations regarding record-keeping requirements, as they may be amended from time to time, so as to sufficiently disclose for purposes of those regulations that the Escrowed Funds are held by the Escrow Agent as agent or custodian for the actual owners of the Escrowed Funds.

2.       Rejection of Subscription Agreement.
         -----------------------------------

     A. The Company must notify the Escrow Agent, in writing, that a Subscription Agreement was rejected. Any Subscription Agreement may be rejected

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by the Company in whole or in part. Upon the receipt of a notice of rejection or partial return, the Escrow Agent shall return to the Subscriber signing the rejected Subscription Agreement the amount tendered therewith without deduction or interest, as long as the check has cleared and becomes good funds.

     B. At any time prior to receiving notice pursuant to Paragraph 3.A. that a subscription has been accepted, the Escrow Agent may receive notice from the Company that a particular Subscription Agreement has been withdrawn. Upon receipt of a notice of withdrawal of a Subscription Agreement, the Escrow Agent shall return to the Subscriber who signed the withdrawn Subscription Agreement, the Subscription Agreement (if then in the Escrow Agent's possession) and the amount tendered therewith, without deduction or interest. The Company shall have the responsibility to return any withdrawn Subscription Agreement in its possession.

3.       Disbursement.
         ------------

     A. At such time as the Escrow Agent has received written notice from the Company that subscriptions for $3,000,000.00 of good funds have been received by the Company and placed in escrow with the Escrow Agent, the Escrow Agent shall, subject to the receipt of said money, transfer the subscription proceeds with respect to any subscription accepted by the Company to the account of Chestatee Bancshares, Inc. at SunTrust Bank for appropriate distribution. As soon as practical after the receipt of notice from the Company of termination of the Offering by the Company (the "Termination Date"), the Escrow Agent shall disburse to the account of Chestatee Bancshares, Inc. at SunTrust Bank, Atlanta all of the subscription proceeds received and collected from all subscribers and at such time this Escrow Agreement will terminate.

     B. If $3,000,000.00 has not been deposited into escrow by 3-31-2002 (or 5-30-2002 if the Company elects to extend the offering), then Escrow Agent shall refund to each of the subscribers their individual contributions, without interest.

     C. The Company shall make available a true copy of this Escrow Agreement to each Subscriber.

4.       Escrow Agent.
         ------------

     The parties further covenant, warrant and agree that the Escrow Agent:

     A. May invest all funds, to the extent permitted by law and this Escrow Agreement, and at the written direction of the Company, in the STI Classic U.S. Treasury Securities Money Market Fund and/or short-term investment funds (in which the Escrow Agent customarily invests funds on behalf of its customers generally) invested in obligations issued or guaranteed by the United States of America;

     B. Escrow Agent shall be compensated for its services in accordance with the schedule of fees in Exhibit A attached hereto, which may be deducted by Escrow Agent from investment earnings, if any, on the Escrowed Funds; however, the Company shall be responsible for payment of all agreed fees of Escrow Agent hereunder. Except for the fee, all interest or earnings on escrow shall be paid to the Company at termination date.

5.       Indemnification and Exculpation.
         -------------------------------

     A. Escrow Agent undertakes to perform only such duties as expressly set forth herein, and no additional duties or obligations shall be implied hereunder. In performing its duties under this Escrow Agreement, or upon the claimed failure to perform any of its duties hereunder, Escrow Agent shall not

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be liable to anyone for any damages, losses or expenses which may be incurred as a result of Escrow Agent's so acting or failing to so act; provided, however, Escrow Agent shall not be relieved from liability for damages arising out of its proven gross negligence or willful misconduct under this Escrow Agreement.
Escrow Agent shall in no event incur any liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of legal counsel, which may be counsel to any party hereto, given with respect to any question relating to the duties and responsibilities of Escrow Agent hereunder or (ii) any action taken or omitted to be taken in reliance upon any instrument delivered to Escrow Agent and believed by it to be genuine and to have been signed or presented by the proper party or parties.

     B. The Company warrants to and agrees with Escrow Agent that, unless otherwise expressly set forth in this Escrow Agreement, there is no security interest in the Escrowed Funds or any part of the Escrowed Funds; no financing statement under the Uniform Commercial Code of any jurisdiction is on file in any jurisdiction claiming a security interest in or describing, whether specifically or generally, the Escrowed Funds or any part of the Escrowed Funds; and the Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrowed Funds or any part of the Escrowed Funds or to file any financing statement under the Uniform Commercial Code of any jurisdiction with respect to the Escrowed Funds or any part thereof.

     C. As an additional consideration for and as an inducement for Escrow Agent to act hereunder, it is understood and agreed that, in the event of any disagreement between the parties to this Escrow Agreement or among them or any other person(s) resulting in adverse claims and demands being made in connection with or for any money or other property involved in or affected by this Escrow Agreement, Escrow Agent shall be entitled, at the option of Escrow Agent, to refuse to comply with the demands of such parties, or any of such parties, so long as such disagreement shall continue. In such event, Escrow Agent shall make no delivery or other disposition of the Escrowed Funds or any part of such Escrowed Funds. Anything herein to the contrary notwithstanding, Escrow Agent shall not be or become liable to such parties or any of them for the failure of Escrow Agent to comply with the conflicting or adverse demands of such parties or any of such parties. Escrow Agent shall be entitled to continue to refrain and refuse to deliver or otherwise dispose of the Escrowed Funds or any part thereof or to otherwise act hereunder, as stated above, unless and until:

          (i) the rights of such parties have been finally settled by binding arbitration or duly adjudicated in a court having jurisdiction of the parties and the Escrowed Funds and Escrow Agent, has received written instructions as to disbursement of regard thereto; or

          (ii) the parties have reached an agreement resolving their differences and have notified Escrow Agent in writing of such agreement and have provided Escrow Agent with indemnity satisfactory to Escrow Agent against any liability, claims or damages resulting from compliance by Escrow Agent with such agreement.

     In the event of a disagreement between such parties as described above, Escrow Agent shall have the right, in addition to the rights described above and at the option of Escrow Agent, to tender into the registry or custody of any court having jurisdiction, all money and property comprising the Escrowed Funds and may take such other legal action as may be appropriate or necessary, in the opinion of Escrow Agent or its counsel. Upon such tender, the parties hereto agree that Escrow Agent shall be discharged from all further duties under this Escrow Agreement; provided, however, that the filing of any such legal proceedings shall not deprive Escrow Agent of its compensation hereunder earned prior to such filing and discharge of Escrow Agent of its duties hereunder.

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     D. The parties hereto jointly and severally agree that, in the event any controversy arises under or in connection with this Escrow Agreement or the Escrowed Funds or Escrow Agent is made a party to or intervenes in any litigation pertaining to this Escrow Agreement or the Escrowed Funds, to pay to Escrow Agent reasonable compensation for its extraordinary services and to reimburse Escrow Agent for all costs and expenses, including legal fees and expenses, associated with such controversy or litigation.

     E. Escrow Agent may resign at any time from its obligations under this Escrow Agreement by providing written notice to the parties hereto. Such resignation shall be effective on the date set forth in such written notice which shall be no earlier than ten (10) days after such written notice has been given. In the event no successor escrow agent has been appointed on or prior to the date such resignation is to become effective, Escrow Agent shall be entitled to tender into the custody of a court of competent jurisdiction all assets then held by it hereunder and shall thereupon be relieved of all further duties and obligations under this Escrow Agreement provided however, Escrow Agent shall be entitled to its compensation earned prior thereto. Escrow Agent shall have no responsibility for the appointment of a successor escrow agent hereunder.

     F. Escrow Agent shall have no obligation to take any legal action in connection with this Escrow Agreement or toward its enforcement, or to appear in, prosecute or defend any action or legal proceeding which would or might involve it in any cost, expense, loss or liability unless security and indemnity, as provided in this paragraph, shall be furnished.

     The Company agrees to indemnify Escrow Agent and its officers, directors, employees and agents and save Escrow Agent and its officers, directors, employees and agents harmless from and against any and all Claims (as hereinafter defined) and Losses (as hereinafter defined) which may be incurred by Escrow Agent or any of such officers, directors, employees or agents as a result of Claims asserted against Escrow Agent or any of such officers, directors, employees or agents as a result of or in connection with Escrow Agent's capacity as such under this Escrow Agreement by any person or entity. For the purposes hereof, the term "Claims" shall mean all claims, lawsuits, causes of action or other legal actions and proceedings of whatever nature brought against (whether by way of direct action, counterclaim, cross action or interpleader) Escrow Agent or any such officer, director, employee or agent, even if groundless, false or fraudulent, so long as the claim, lawsuit, cause of action or other legal action or proceeding is alleged or determined, directly or indirectly, to arise out of, result from, relate to or be based upon, in whole or in part: (a) the acts or omissions of the Company, (b) the appointment of Escrow Agent as escrow agent under this Escrow Agreement, or (c) the performance by Escrow Agent of its powers and duties under this agreement; and the term "Losses" shall mean losses, costs, damages, expenses, judgments and liabilities of whatever nature (including but not limited to attorneys', accountants' and other professionals' fees, litigation and court costs and expenses and amounts paid in settlement), directly or indirectly resulting from, arising out of or relating to one or more Claims. Upon the written request of Escrow Agent or any such officer, director, employee or agent (each referred to hereinafter as an "Indemnified Party"), the Company agrees to assume the investigation and defense of any Claim, including the employment of counsel acceptable to the applicable Indemnified Party and the payment of all expenses related thereto and, notwithstanding any such assumption, the Indemnified Party shall have the right, and the Company agrees to pay the cost and expense thereof, to employ separate counsel with respect to any such Claim and participate in the investigation and defense thereof in the event that such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to such Indemnified Party which are different from or additional to those available to the Company. The Company hereby agrees that the indemnifications and protections afforded Escrow Agent in this section shall survive the termination of this Escrow Agreement.

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     In order to induce and as partial consideration for Escrow Agent's acceptance of this Escrow Agreement, the Company acknowledges that Escrow Agent is serving as escrow agent for the limited purposes set forth herein and represents, covenants and warrants to Escrow Agent that no statement or representation, whether oral or in writing, has been or will be made to any prospective subscribers for any of the Interests to the effect that Escrow Agent has investigated the desirability or advisability of investment in the Interests or approved, endorsed or passed upon the merits of such investment or is otherwise involved in any manner with the transactions or events contemplated in the Company's Offering memorandum, other than as Escrow Agent under this Escrow Agreement. It is further agreed that no party shall in any way use the name "SunTrust Bank" or "SunTrust Banks, Inc." in any sales presentation or literature except in the context of the duties of the Escrow Agent as escrow agent of the offering of the Interests in the strictest sense. Any breach or violation of the paragraph shall be grounds for immediate termination of this Escrow Agreement by Escrow Agent in accordance with the terms and provisions set forth herein.

     Without limitation to any release, indemnification or hold harmless provision in favor of Escrow Agent as elsewhere provided in this Escrow Agreement, the Company agrees to indemnify Escrow Agent and its officers, directors, employees and agents and to hold Escrow Agent and such officers, directors, employees and agents and to hold Escrow Agent and such officers, directors, employees and agents harmless from and against all liability, costs, losses and expenses, including but not limited to attorneys' fees and expenses which are suffered or incurred by Escrow Agent or any such officer, director, employee or agent as a direct or indirect result of the threat or the commencement of any claim or proceeding against Escrow Agent or any such officer, director, employee or agent based in whole or in part upon the allegation of a misrepresentation or an omission of a material or significant fact in connection with the same or subscription of any one or more of the Interests. Escrow Agent shall have no responsibility for approving or accepting on behalf of the Company any proceeds delivered to it hereunder, nor shall Escrow Agent be responsible for authorizing issuance of the Interests or for determining the qualification of any purchaser or the accuracy of the information contained in the Company's Offering memorandum.

6.       Notices.
         -------

     Any and all notices, elections, demands, requests and responses thereto permitted or required to be given under this Escrow Agreement shall be in writing, signed by or on behalf of the party giving the same, and shall be deemed to have been properly given and shall be effective upon being personally delivered or delivered by nationally recognized courier such as Federal Express which maintains a record of receipt and delivery, or three (3) days after being deposited in the United States mail, postage prepaid, certified with return receipt requested, or by facsimile, followed by said mail, to the other party at the address of such other party set forth below or at such other address within the continental United States as such other party may designate by notice specifically designated as a notice of change of address and given in accordance herewith; provided, however, that the time period in which a response to any such notice, election, demand or request must be given shall commence on the earlier of the date of actual or deemed receipt thereof; and provided further that no notice of change of address shall be effective until the earlier of the date of actual or deemed receipt thereof. Personal delivery to a party or to any officer, agent or employee of such party at said address shall constitute receipt. Rejection or other refusal to accept or inability to deliver because of changed address of which no notice have been received shall also constitute receipt. Any such notice, election, demand, request or response shall be addressed as follows:

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                  If to the Company:

                  Chestatee Bancshares, Inc.
                  6639 HWY 53 E.
                  Dawsonville, Ga 30534

                  With a copy to:

                  Chestatee State Bank
                  Attn : Philip Hester, Pres/CEO 6639
                  HWY 53 E.
                  Dawsonville, GA 30534

                  If to the Escrow Agent:

                  SunTrust Bank, Atlanta
                  Stock Transfer Department
                  58 Edgewood Avenue
                  Room 225
                  Atlanta, GA 30303
                  Attn:    Bryan Echols
                  Phone:   (404) 588-7622
                  Fax:     (404) 332-3875

7.       Successors and Assigns.
         ----------------------

     The rights created by this Escrow Agreement shall inure to the benefit of and the obligations created hereby shall be binding upon the successors and assigns of the Escrow Agent and the Company. This Escrow Agreement may not be amended without the written consent of all parties in writing.

8.       Construction.
         ------------

     This Escrow Agreement shall be construed and enforced according to the laws of the State of Georgia.

9.       Term.
         ----

     A. This Escrow Agreement shall terminate and the Escrow Agent shall be discharged of all responsibility hereunder at such time as the Escrow Agent shall have transferred to the account of the Company (as appropriate) all amounts deposited with it (along with interest earned thereon) with respect to a total of subscriptions for 600,000 shares of common stock accepted by the Company or this Escrow Agreement is terminated earlier pursuant to Paragraphs 3.A or 9.B of this Escrow Agreement.

     B. Notwithstanding anything herein to the contrary, upon receipt of written notice from the Company that the Offering has been terminated with or without acceptance of subscriptions for Interests, the Escrow Agent shall return to each Subscriber whose subscription has not been accepted by the Company by such time, the subscription proceeds received and collected from him hereunder, and at such time this Escrow Agreement will terminate. Any 1099 interest earned shall be reported to the IRS by the Escrow Agent.

     C. In no event shall this Escrow Agreement be in effect for a period beyond 6-30-2002 and, on that date, all sums shall be transferred pursuant to Paragraph 3.B hereof.

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     IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the day and year first above written.


                         "COMPANY"

                         Chestatee Bancshares, Inc.

                         By:
                               --------------------
                         Name: Robert W. Coile
                         Title:   CFO


                         "ESCROW AGENT"

                         SUNTRUST BANK


                         By:
                               --------------------
                         Name:
                               --------------------
                         Title:
                               --------------------

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                                    Exhibit A

                                Schedule of Fees


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                          SunTrust Bank as Escrow Agent
                         Subscription Escrow Agent Fees



Base Fee:                                    $    2,500.00

Review Fee:                                  $      500.00 *

Transaction Fee:                             $        2.00 per transaction
(Deposits)

* Waived if standard escrow documents used with minimal changes.

In addition to the fees above, if the subscription is not successful and funds are returned to the subscribers, the fees listed below will apply:

Disbursements to subscribers:

Subscription amount only:                    $       10.00 per check

Subscription amount plus interest            $       15.00 per check
                                             (includes tax reporting - 1099 INT)

Out-of-Pocket expenses such as, but not limited to, postage, courier, insurance, long distance telephone calls, facsimile, stationery, travel, legal and/or accounting, etc., will be billed at cost.

These fees do not cover extraordinary services which will be priced according to time and scope of duties.

It is acknowledged that the scheduled fees shown above are acceptable for the services agreed upon and the undersigned will engage SunTrust Bank to perform these services.